Exhibit 10.8
Execution Version

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT
AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of August 5, 2016, to that certain Amended and Restated Credit Agreement, dated as of December 19, 2013 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”) among WALTER INVESTMENT MANAGEMENT CORP., a Maryland corporation (the “Borrower”), the lenders from time to time party thereto, and CREDIT SUISSE AG, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent.
RECITALS:
WHEREAS, Section 9.08 of the Credit Agreement permits the Credit Agreement to be amended from time to time by the Borrower and the Required Lenders;
WHEREAS, the Borrower, the Administrative Agent, the Collateral Agent and the Lenders identified on the signature pages hereto which collectively constitute the Required Lenders have agreed to amend certain provisions of the Credit Agreement, subject to the terms and conditions set forth herein; and
WHEREAS, the Administrative Agent, acting at the direction of the Required Lenders, has agreed to enter into this Agreement on the terms set forth herein.
NOW, THEREFORE, the parties hereto agree as follows:
Section 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein (including in the recitals above) that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.
Section 2. Amendments to Credit Agreement.
(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following defined terms in the proper alphabetical placement:
“Amendment No. 2” shall mean Amendment No. 2 to Amended and Restated Credit Agreement dated as of the Amendment No. 2 Effective Date among the Borrower, the Administrative Agent, the Collateral Agent and the Lenders identified on the signature pages thereto.
“Amendment No. 2 Effective Date” shall mean August 5, 2016.
“Excess Cash Amount” shall have the meaning assigned to such term in Section 2.13(f).
“Liquidity Needs” shall mean as of the date of any Revolving Credit Borrowing, the cash working capital, capital expenditure and other liquidity needs of the Borrower and its Subsidiaries during the period of five Business Days immediately following such date (the “Utilization Period”), in each case determined consistent with past practice (after giving effect to unrestricted and readily available cash and Cash Equivalents on the balance sheet of the Borrower and its Subsidiaries, cash revenues and expected other sources of readily available liquidity, it being understood that liquidity needs include the need for a cash balance as determined in good faith by the Borrower consistent with past practice and that liquidity shall be calculated as set forth in Section 2.13(f)), all determined in good faith by the Borrower and certified to the Administrative Agent in a certificate of an Authorized Officer, but excluding in any event voluntary prepayments, redemptions or repurchases of other Indebtedness of the Borrower and its Restricted Subsidiaries.
“Utilization Period” shall have the meaning assigned to such term in the definition of “Liquidity Needs”.
(b) In Section 1.01 of the Credit Agreement, the definition of “Applicable Margin” is hereby amended by inserting the words “; provided that, solely with respect to the Revolving Credit Facility, during the period commencing on the Amendment No. 2 Effective Date and ending on (and including) January 1, 2017, the “Applicable Margin” shall mean (x) with respect to any Eurodollar Loan, 4.50% per annum and (y) with respect to any ABR Loan, 3.50% per annum” immediately following the words “2.75% per annum” therein.
(c) Section 2.13 of the Credit Agreement is hereby amended by replacing the placeholder “[Reserved]” in clause (f) thereof with the following:
“In addition to any other mandatory repayments pursuant to this Section 2.13, following the Amendment No. 2 Effective Date and prior to January 1, 2017, (i) within two Business Days of the end of the Utilization Period with respect to any Revolving Credit Borrowing, an amount equal to the excess of the proceeds of such Revolving Credit Borrowing over the amount of such Revolving Credit Borrowing used by the Borrower and its Restricted Subsidiaries for their Liquidity Needs during such Utilization Period, as certified to the Administrative Agent in a certificate of an Authorized Officer, shall be applied on such date as a mandatory repayment of Revolving Loans and (ii) if, as of the end of the first or third Friday of any month (or, if any such date is not a Business Day, then the immediately succeeding Business Day), the aggregate amount of liquidity of the Borrower and the Restricted Subsidiaries (as determined by the Borrower in good faith and in a manner consistent with past practice and Schedule A attached to Amendment No. 2) exceeds $130,000,000 (such excess, the “Excess Cash Amount”), the Borrower shall, not later than 2:00 p.m., New York City time, two Business Days after such date, repay the Revolving Loans in an aggregate principal amount equal to the lesser of (x) the Excess Cash Amount and (y) the aggregate principal amount of Revolving Loans then outstanding. Each amount required to be applied pursuant to this Section 2.13(f) as a mandatory repayment shall be applied pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Credit Lenders.”
(d) Section 4.01 of the Credit Agreement is hereby amended by inserting the following clause (e) immediately following clause (d) thereof:
“(e) In the case of any Revolving Credit Borrowing occurring on or after the Amendment No. 2 Effective Date and prior to January 1, 2017, the Administrative Agent shall have received a certificate, dated as of the date of such Revolving Credit Borrowing and signed by an Authorized Officer of the Borrower, certifying that the proceeds of such Revolving Credit Borrowing shall be utilized by the Borrower and its Restricted Subsidiaries for their Liquidity Needs during the Utilization Period with respect to such Revolving Credit Borrowing and setting forth in reasonable detail (i) the intended uses of such proceeds (it being agreed that the Borrower shall not use any portion of the proceeds of such

Revolving Credit Borrowing to directly or indirectly prepay, redeem or repurchase any Indebtedness) and (ii) the liquidity of the Borrower and the Restricted Subsidiaries as of a day no earlier than two Business Days prior to the date of such Revolving Credit Borrowing (such liquidity to be calculated as set forth in Section 2.13(f)).”
(e) Section 6.09 of the Credit Agreement is hereby amended by replacing the table at the end thereof with the follow table:

Fiscal Quarter Ending	Total Leverage Ratio
December 31, 2013	5.75:1.00
March 31, 2014	5.75:1.00
June 30, 2014	5.75:1.00
September 30, 2014	5.75:1.00
December 31, 2014	5.75:1.00
March 31, 2015	5.50:1.00
June 30, 2015	5.50:1.00
September 30, 2015	5.50:1.00
December 31, 2015	5.50:1.00
March 31, 2016	5.25:1.00
June 30, 2016	5.75:1.00
September 30, 2016	5.75:1.00
December 31, 2016	5.25:1.00
March 31, 2017 and the last day of each fiscal quarter of the Borrower thereafter	5.00:1.00
Section 3. Conditions. This Agreement shall become effective as of the first date (the “Effective Date”) when each of the following conditions shall have been satisfied:
(i)    the Administrative Agent shall have received from the Borrower, Lenders which together constitute the Required Lenders (which shall exclude the Term Lenders (in their capacities as such)) and the Administrative Agent an executed counterpart hereof or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof; and
(ii)    the Borrower shall have paid (A) any expenses owing by the Borrower to the Administrative Agent under Section 10 of this Agreement and (B) any fees and expenses owing by the Borrower to Credit Suisse AG, Cayman Islands Branch under the amended and restated engagement letter entered into in connection herewith.
Section 4. Representations of the Borrower. The Borrower represents and warrants that:
(a) each of the representations and warranties made by any Credit Party in or pursuant to the Credit Documents is true and correct in all material respects (or, in the case of any representation and warranty qualified by materiality, in all respects) on and as of the Effective Date (except to the extent such representations and warranties are specifically made as of an earlier date, in which case such representations and warranties were true and correct in all material respects (or, in the case of any representation and warranty qualified by materiality, in all respects) as of such date); and
(b) no Default or Event of Default has occurred and is continuing on and as of the Effective Date.
Section 5. Revolving Credit Commitments. On the Effective Date, simultaneously with the effectiveness of this Agreement, the Total Revolving Credit Commitments shall be automatically and permanently reduced by $25,000,000. The provisions of Section 2.09(c) and 2.13(a) of the Credit Agreement shall apply to such reduction in the Revolving Credit Commitments.
Section 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
Section 7. Liquidity. On each Friday (or, if any such day is not a Business Day, then the immediately succeeding Business Day) following the Amendment No. 2 Effective Date and prior to January 1, 2017, if any Revolving Credit Borrowings are outstanding on such day, the Borrower shall deliver a certificate of an Authorized Officer to the Administrative Agent setting forth the aggregate amount of liquidity of the Borrower and the Restricted Subsidiaries, calculated as of a day that is no earlier than two Business Days prior to the delivery of such certificate (as determined by the Borrower as set forth in Section 2.13(f) of the Credit Agreement as amended hereby). Any failure by the Borrower to comply with this Section 7 which has not been cured within one Business Day shall constitute an immediate Event of Default for purposes of the Credit Agreement.
Section 8. Effect of This Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or Administrative Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.
Section 9. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 10. Miscellaneous. This Agreement shall constitute a Credit Document for all purposes of the Credit Agreement. In accordance with Section 9.05 of the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Agreement, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent. Each Lender party hereto acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own decision to enter into this Agreement. The Lenders party hereto hereby expressly consent to the execution of, and direct the Administrative Agent to execute, this Agreement and agree that the Administrative Agent is fully protected by the provisions of Article 8 of the Credit Agreement, including the third paragraph thereof.
Section 11. Taxes. For purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment No. 2 Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders party hereto hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

WALTER INVESTMENT MANAGEMENT CORP., as Borrower
By:	/s/ Cheryl A. Collins
	Name:	Cheryl A. Collins
	Title:	SVP & Treasurer

[Signature Page – Amendment No. 2]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and as Collateral Agent
By:	/s/ Doreen Barr
Name: Doreen Barr Title: Authorized Signatory
By:	/s/ Warren Van Heyst
Name: Warren Van Heyst Title: Authorized Signatory

Name of Lender: Bank of America, N.A.
By:	/s/ William Soo
Name: William Soo Title: Director
For any Lender requiring a second signature line:

By:
Name: Title:

[Signature Page – Amendment No. 2]

Name of Lender: MORGAN STANLEY BANK, N.A., as Lender
By:	/s/ Cindy Tse
Name: Cindy Tse Title: Authorized Signatory
For any Lender requiring a second signature line:

By:
Name: Title:

[Signature Page – Amendment No. 2]

Name of Lender: UBS AG, Stamford Branch
By:	/s/ Craig Pearson
Name: Craig Pearson Title: Associate Director
For any Lender requiring a second signature line:

By:	/s/ Darlene Arias
Name: Darlene Arias Title: Director

[Signature Page – Amendment No. 2]